                                                                     Exhibit 8.1


___________, 2001                                BROBECK, PHLEGER & HARRISON LLP
                                                       370 INTERLOCKEN BOULEVARD
                                                                       SUITE 500
                                                     BROOMFIELD, COLORADO  80021
                                                        TELEPHONE   303.410.2000
                                                              FAX   303.410.2199
                                                                 WWW.BROBECK.COM



Endorex Corporation
28101 Bullard Drive, Suite F
Lake Forest, Illinois 60045

Ladies and Gentlemen:

                  This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger and Reorganization (the "Agreement") dated as of July 31, 2001, by and among Endorex Corporation, a Delaware corporation ("Parent"), Roadrunner Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Corporate Technology Development, Inc., a Delaware corporation ("Target"), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into Target (the "Merger"), and Target will become a wholly owned subsidiary of Parent.

                  Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

                  We have acted as legal counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):

                  1.       The Agreement;

                  2.       The Registration Statement; and

                  3. Such other instruments and documents related to Parent, Target, Merger Sub and the Merger as we have deemed necessary or appropriate.

Endorex Corporation                                     __________________, 2001
                                                                          Page 2

                  In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

                  A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof; and

                  B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law.

                  Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences," insofar as they constitute statements of law or legal conclusions, are correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences."

                  In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

                  (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

                  (2) No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the

Endorex Corporation                                     __________________, 2001
                                                                          Page 3


statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

                  (3) No opinion is expressed as to the tax consequences, if any, of the amendment of CTD's certificate of incorporation to reduce the Liquidation Amount (as defined in the certificate of incorporation) payable to the holders of the CTD Series A Preferred Stock.

                  This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.


                                         Very truly yours,


                                         BROBECK, PHLEGER & HARRISON LLP